Exhibit 10.2

LIMITED WAIVER

This LIMITED WAIVER dated as of April 13, 2026 (this “Waiver”) is by and among LAKELAND INDUSTRIES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A. (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower and Bank are parties to that certain Loan Agreement dated as of June 25, 2020, as amended by that certain Amendment No. 1 to Loan Agreement dated as of June 18, 2021, as further amended by that certain Amendment No. 2 to Loan Agreement dated as of March 3, 2023, as further amended by that certain Amendment No. 3 to Loan Agreement dated as of November 29, 2023, as further amended by that certain Amendment No. 4 to Loan Agreement dated as of March 28, 2024, as further amended by that certain Amendment No. 5 to Loan Agreement dated as of December 12, 2024, and as further amended by that certain Amendment No. 6 to Loan Agreement dated as of July 7, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has failed to comply with (i) Section 7.3 of the Credit Agreement by failing to maintain a ratio of Funded Debt to EBITDA not exceeding 3.50:1.00 for the fiscal year ending January 31, 2026, and (ii) Section 7.4 of the Credit Agreement by failing to maintain a Basic Fixed Charge Coverage Ratio of at least 1.20:1.00 for the fiscal year ending January 31, 2026 (clauses (i) and (ii), collectively, the “Specified Non-Compliances”);

WHEREAS, as a result of the Specified Non-Compliances, non-compliance with the applicable financial covenants have occurred and are currently continuing under Section 9.12 of the Credit Agreement;

WHEREAS, in connection with the foregoing, the Borrower has requested that the Bank waive the Specified Non-Compliances, and the effects thereof, under the Credit Agreement; and

WHEREAS, the undersigned Bank is willing to waive the Specified Non-Compliances on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

Section 1. Definitions. Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Limited Waiver. Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 4 hereof, the Bank hereby waives the non-compliances arising under Section 9.12 of the Credit Agreement solely by virtue of the Specified Non-Compliances; provided that such waiver shall not (i) waive or amend (or be deemed to be or constitute an amendment to or waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Bank following the occurrence of any other present or future default or event of default (whether or not related to the requirements of Section 7.3 or 7.4 of the Credit Agreement) under the Credit Agreement or any other Loan

Document or (ii) operate as a waiver of the agreement by Borrower to deliver to Bank, any financial information required by Section 7.2.

Section 3. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) at the time of and immediately after giving effect to this Waiver, all representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a material adverse effect or other materiality, in which case such representations and warranties are true and correct in all respects) on and as of the date of this Waiver, in each case before and after giving effect thereto, except to the extent made as of a specific date (in which case such representations and warranties shall be true and correct in all material respects (or all respects, as applicable) as of such date);

(b) the execution, delivery and performance by Borrower of this Waiver are within Borrower’s organizational powers and have been duly authorized by all necessary organizational action, and (i) do not require any consent or approval of, registration or filing with, or any action by, any governmental authority, except those as have been obtained or made and are in full force and effect and except for (A) filings to be made by Borrower with the Securities Exchange Commission, and (B) filings necessary to perfect or maintain perfection of the liens created under the Loan Documents, (ii) will not violate any requirement of law applicable to the Borrower or any judgment, order or ruling of any applicable governmental authority, (iii) will not violate or result in a default under any other material contract, agreement, or other instrument or obligation of Borrower or give rise to a right thereunder to require any payment to be made by the Borrower and (iv) will not result in the creation or imposition of any lien on any asset of the Borrower, except liens created under the Loan Documents;

(c) this Waiver has been duly executed and delivered by Borrower, and constitutes a valid and binding obligation of such Borrower, enforceable against it in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(d) on and as of the date hereof and immediately after giving effect to this Waiver and the waiver of the Specified Non-Compliances as set forth herein, no default or event of default will exist.

Section 4. Conditions Precedent. This Waiver shall be effective on the date on which all of the following conditions precedent shall have been satisfied in a manner acceptable to the Bank:

(a) The Bank or its counsel shall have received this Waiver duly executed and delivered by each party hereto.

(b) The Bank shall have received such other information, documents, instruments or approvals as the Bank or its counsel may reasonably request.

(c) Borrower shall pay all reasonable fees, out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of this Waiver and the other instruments and documents to be delivered hereunder or in connection with the Credit Agreement with respect to the matters covered hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder.

Section 5. No Further Waivers; Ratification of Liability. Except as expressly waived hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Bank and Borrower hereby ratify, confirm and reaffirm its respective liabilities, payment and performance obligations (contingent or otherwise) and agreements under the Credit Agreement and the other Loan Documents to which it is a party, and the liens and security interests granted, created and perfected thereby. This Waiver shall not constitute a modification of the Credit Agreement or a course of dealing with the Bank at variance with the Credit Agreement such as to require further notice by the Bank to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. This Waiver contains the entire agreement among the Borrower and Bank contemplated by this Waiver. Borrower has no knowledge of any challenge to any of Bank’s claims arising under the Loan Documents or the effectiveness of the Loan Documents. Except as expressly set forth in this Waiver the Bank reserves all rights, privileges and remedies under the Loan Documents.

Section 6. No Novation. Nothing in this Waiver is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other liens on any Collateral.

Section 7. Release. In consideration of the waivers contained herein, Borrower hereby waives and releases the Bank from any and all claims and defenses, known or unknown, existing on the date hereof with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

Section 8. Further Assurances. The Borrower agrees to take all further actions and execute such other documents and instruments as the Bank may from time to time reasonably request to carry out the transactions contemplated by this Waiver, the Loan Documents and all other agreements executed and delivered in connection herewith.

Section 9. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of Alabama.

Section 10. Loan Document. This Waiver shall be deemed to be a Loan Document for all purposes.

Section 11. Counterparts. This Waiver may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart to this Waiver by facsimile or other electronic method of transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 12. Severability. In case any provision of or obligation under this Waiver shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 13. Headings. Headings and captions used in this Waiver are included for convenience of reference only and shall not be given any substantive effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed as of the date first above written.

Bank:

Bank of America, N.A.

By: /s/ Andy Martin

Name: Andy Martin

Its: Senior Vice President

Borrower:

Lakeland Industries, Inc., a Delaware corporation

By: /s/ Calven Swinea (Seal)

Calven Swinea, Chief Financial Officer